Hillman Reports Second Quarter 2024 Results
CINCINNATI, August 6, 2024 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware products and merchandising solutions, reported financial results for the thirteen and twenty-six weeks ended June 29, 2024.
Second Quarter 2024 Highlights (Thirteen weeks ended June 29, 2024)
•Net sales decreased (0.2)% to $379.4 million compared to $380.0 million in the prior year quarter
•Net income totaled $12.5 million, or $0.06 per diluted share, compared to $4.5 million, or $0.02 per diluted share, in the prior year quarter
•Adjusted diluted EPS1 was $0.16 per diluted share compared to $0.13 per diluted share in the prior year quarter
•Adjusted EBITDA1 totaled $68.4 million compared to $58.0 million in the prior year quarter
Second Quarter YTD 2024 Highlights (Twenty-six weeks ended June 29, 2024)
•Net sales were $729.7 million, unchanged versus the prior year period
•Net income totaled $11.0 million, or $0.06 per diluted share, compared to net loss of $(4.6) million, or $(0.02) per diluted share, in the prior year period
•Adjusted diluted EPS1 was $0.25 per diluted share compared to $0.19 per diluted share in the prior year period
•Adjusted EBITDA1 totaled $120.7 million compared to $98.2 million in the prior year period
•Net cash provided by operating activities was $76.5 million compared to $115.0 million in the prior year period
•Free Cash Flow1 totaled $36.4 million compared to $78.0 million in the prior year period
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

Balance Sheet and Liquidity at June 29, 2024
•Gross debt was $759.4 million, compared to $760.9 million on December 30, 2023, and $851.5 million on July 1, 2023
•Net debt1 outstanding decreased to $705.3 million, compared to $722.4 million on December 30, 2023, and $813.8 million on July 1, 2023
•Liquidity available totaled approximately $305.3 million, consisting of $251.2 million of available borrowing under the revolving credit facility and $54.0 million of cash and equivalents
•Net debt1 to trailing twelve month Adjusted EBITDA improved to 2.9x from 3.3x on December 30, 2023, and 4.0x on July 1, 2023
Management Commentary
"During the second quarter we delivered outstanding bottom-line performance resulting from improved efficiencies and strong margins," commented Doug Cahill, Chairman, President, and Chief Executive Officer of Hillman. "We took great care of our customers during the quarter with exceptional fill rates of 95%, which ensures that our products are in stock and on the shelves of our retail partners. Although sales were impacted by prevailing market conditions, we continued to roll out new business wins and improve our financial position by strengthening our balance sheet."
"As we navigate the market, we remain steadfast in our commitment to adding value to our customers, associates and stakeholders. Our strategic focus remains 'controlling the controllables' and positioning Hillman for future growth. We look forward to building the foundation for continued success in the years to come."
Full Year 2024 Guidance - Updated
Based on year-to-date performance and improved visibility on the remainder of the year, management is updating its full year 2024 guidance originally provided on February 22, 2024 with Hillman's fourth quarter 2023 results.

	Original 2024 Guidance	Full year 2024 Guidance
Net Sales	$1.475 to $1.555 billion	$1.44 to $1.48 billion
Adjusted EBITDA[1]	$230 to $240 million	$240 to $250 million
Free Cash Flow[1]	$100 to $120 million	$100 to $120 million
Rocky Kraft, Hillman's chief financial officer commented: "We are adjusting our guidance to better align with the current market landscape. Specifically, we are lowering our top-line revenue expectations while simultaneously increasing our bottom-line guidance, underscoring our confidence in our ability to drive profitability through operations and margin management. Our cash flow guidance remains unchanged, reflecting the net impact of our top and bottom line expectations."
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

Leadership Succession
In a separate press release issued this morning, Hillman announced the following planned transition effective January 1, 2025:
•Jon Michael Adinolfi will transition to the role of President and Chief Executive Officer
•Doug Cahill will transition to the role of Executive Chairman
This leadership succession ensures the continuity of Hillman’s current leadership and strategy.
Second Quarter 2024 Results Presentation
Hillman plans to host a conference call and webcast presentation today, August 6, 2024, at 8:30 a.m. Eastern Time to discuss its results. Chairman, President, and Chief Executive Officer Doug Cahill; Chief Operating Officer Jon Michael Adinolfi, and Chief Financial Officer Rocky Kraft will host the results presentation.
Date: Tuesday, August 6, 2024
Time: 8:30 a.m. Eastern Time
Listen-Only Webcast: https://edge.media-server.com/mmc/p/rc53kxup
A webcast replay will be available approximately one hour after the conclusion of the call using the link above.
Hillman’s quarterly presentation and Form 10-Q are expected to be filed with the SEC and posted to its Investor Relations website, https://ir.hillmangroup.com, prior to the webcast presentation.
About Hillman Solutions Corp.
Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman Solutions Corp. (“Hillman”) and its subsidiaries are leading North American providers of complete hardware solutions, delivered with outstanding customer service to over 46,000 locations. Hillman is celebrating 60 years of service this year, a significant milestone achieved by maintaining strong company values, an innovative culture, and delivering a “small business” experience with “big business” efficiency. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & industrial customers. For more information on Hillman, visit www.hillman.com.
Forward Looking Statements
All statements made in this press release that are consider to be forward-looking are made in good faith by the Company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”,
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

“goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) direct and indirect costs associated with the May 2023 ransomware attack, and our receipt of expected insurance receivables associated with that cyber security incident; (6) seasonality; (7) large customer concentration; (8) the ability to recruit and retain qualified employees; (9) the outcome of any legal proceedings that may be instituted against the Company; (10) adverse changes in currency exchange rates; or (11) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed on February 22, 2024. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.
Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.
Contact:
Michael Koehler
Vice President of Investor Relations & Treasury
513-826-5495
IR@hillmangroup.com
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Net Income (Loss), GAAP Basis
(dollars in thousands) Unaudited

	Thirteen Weeks Ended June 29, 2024	Thirteen Weeks Ended July 1, 2023	Twenty-six Weeks Ended June 29, 2024	Twenty-six Weeks Ended July 1, 2023
Net sales	$379,432	$380,019	$729,737	$729,726
Cost of sales (exclusive of depreciation and amortization shown separately below)	194,672	216,499	378,106	421,008
Selling, warehouse, general and administrative expenses	121,154	111,452	239,719	222,517
Depreciation	16,297	13,800	32,635	30,505
Amortization	15,249	15,578	30,503	31,150
Other expense	474	1,893	884	2,660
Income from operations	31,586	20,797	47,890	21,886
Interest expense, net	13,937	18,075	29,208	36,152
Refinancing costs	—	—	3,008	—
Income (loss) before income taxes	17,649	2,722	15,674	(14,266)
Income tax expense (benefit)	5,114	(1,823)	4,631	(9,679)
Net income (loss)	$12,535	$4,545	$11,043	$(4,587)

Basic income (loss) per share	$0.06	$0.02	$0.06	$(0.02)
Weighted average basic shares outstanding	196,075	194,644	195,721	194,596

Diluted income (loss) per share	$0.06	$0.02	$0.06	$(0.02)
Weighted average diluted shares outstanding	198,420	195,528	198,037	194,596

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	June 29, 2024	December 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$54,016	$38,553
Accounts receivable, net of allowances of 2,477 (2,770 - 2023)	130,505	103,482
Inventories, net	411,928	382,710
Other current assets	21,324	23,235
Total current assets	617,773	547,980
Property and equipment, net of accumulated depreciation of 358,874 (333,875 - 2023)	212,428	200,553
Goodwill	827,400	825,042
Other intangibles, net of accumulated amortization of 500,617 (470,791 - 2023)	627,671	655,293
Operating lease right of use assets	83,539	87,479
Other assets	16,305	14,754
Total assets	$2,385,116	$2,331,101
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$170,548	$140,290
Current portion of debt and financing lease liabilities	11,416	9,952
Current portion of operating lease liabilities	15,459	14,407
Accrued expenses:
Salaries and wages	28,324	22,548
Pricing allowances	6,287	8,145
Income and other taxes	10,021	6,469
Other accrued liabilities	24,504	21,309
Total current liabilities	266,559	223,120
Long-term debt	732,097	731,708
Deferred tax liabilities	129,748	131,552
Operating lease liabilities	74,794	79,994
Other non-current liabilities	7,476	10,198
Total liabilities	$1,210,674	$1,176,572
Commitments and contingencies (Note 6)
Stockholders' equity:
Common stock, 0.0001 par, 500,000,000 shares authorized, 196,156,159 issued and outstanding at June 29, 2024 and 194,913,124 issued and outstanding at December 30, 2023	20	20
Additional paid-in capital	1,431,862	1,418,535
Accumulated deficit	(225,163)	(236,206)
Accumulated other comprehensive loss	(32,277)	(27,820)
Total stockholders' equity	1,174,442	1,154,529
Total liabilities and stockholders' equity	$2,385,116	$2,331,101

HILLMAN SOLUTIONS CORP.

Condensed Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	Twenty-six Weeks Ended June 29, 2024	Twenty-six Weeks Ended July 1, 2023
Cash flows from operating activities:
Net income (loss)	$11,043	$(4,587)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	63,138	61,655
Deferred income taxes	(1,706)	(5,232)
Deferred financing and original issue discount amortization	2,551	2,663
Stock-based compensation expense	6,484	6,044
Loss on debt restructuring	3,008	—
Cash paid to third parties in connection with debt restructuring	(1,554)	—
Loss on disposal of property and equipment	56	123
Change in fair value of contingent consideration	780	4,167
Changes in operating items:
Accounts receivable, net	(28,413)	(43,458)
Inventories, net	(10,929)	62,208
Other assets	(4,409)	(4,514)
Accounts payable	28,683	43,845
Other accrued liabilities	7,744	(7,868)
Net cash provided by operating activities	76,476	115,046
Net cash from investing activities
Acquisition of business, net of cash received	(23,783)	(300)
Capital expenditures	(40,078)	(37,029)
Other investing activities	(153)	(225)
Net cash used for investing activities	(64,014)	(37,554)
Cash flows from financing activities:
Repayments of senior term loans	(4,255)	(4,255)
Financing fees	(33)	—
Borrowings on revolving credit loans	65,000	58,000
Repayments of revolving credit loans	(65,000)	(122,000)
Principal payments under finance lease obligations	(1,758)	(1,039)
Proceeds from exercise of stock options	6,379	611
Payments of contingent consideration	(133)	(1,125)
Other financing activities	570	(155)
Net cash provided by (used for) financing activities	770	(69,963)
Effect of exchange rate changes on cash	2,231	(954)
Net increase in cash and cash equivalents	15,463	6,575
Cash and cash equivalents at beginning of period	38,553	31,081
Cash and cash equivalents at end of period	$54,016	$37,656

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Non-GAAP financial measures such as consolidated adjusted EBITDA and Adjusted Diluted Earnings per Share (EPS) exclude from the relevant GAAP metrics items that neither relate to the ordinary course of the Company’s business, nor reflect the Company’s underlying business performance.

Reconciliation of Adjusted EBITDA (Unaudited)
(dollars in thousands)
Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments as well as to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

	Thirteen Weeks Ended June 29, 2024	Thirteen Weeks Ended July 1, 2023	Twenty-six Weeks Ended June 29, 2024	Twenty-six Weeks Ended July 1, 2023
Net income (loss)	$12,535	$4,545	$11,043	$(4,587)
Income tax expense (benefit)	5,114	(1,823)	4,631	(9,679)
Interest expense, net	13,937	18,075	29,208	36,152
Depreciation	16,297	13,800	32,635	30,505
Amortization	15,249	15,578	30,503	31,150
EBITDA	$63,132	$50,175	$108,020	$83,541

Stock compensation expense	3,656	3,405	6,485	6,042
Restructuring and other (1)	879	1,440	1,870	2,848
Litigation expense (2)	—	—	—	260
Transaction and integration expense (3)	242	510	516	1,310
Change in fair value of contingent consideration	448	2,452	780	4,167
Refinancing costs (4)	—	—	3,008	$—
Total adjusting items	5,225	7,807	12,659	14,627
Adjusted EBITDA	$68,357	$57,982	$120,679	$98,168
(1)Includes consulting and other costs associated with severance related to our distribution center relocations and corporate restructuring activities.
(2)Litigation expense includes legal fees associated with our litigation with Hy-Ko Products Company LLC.
(3)Transaction and integration expense includes professional fees and other costs related to the Koch Industries, Inc acquisition and the CCMP secondary offerings in 2023.
(4)In the first quarter of 2024, we entered into a Repricing Amendment (2024 Repricing Amendment) on our existing Senior Term Loan due July 14, 2028.

Reconciliation of Adjusted Diluted Earnings Per Share
(in thousands, except per share data)
Unaudited

We define Adjusted Diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that Adjusted Diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. The following is a reconciliation of reported diluted EPS from continuing operations to Adjusted Diluted EPS from continuing operations:

	Thirteen Weeks Ended June 29, 2024	Thirteen Weeks Ended July 1, 2023	Twenty-six Weeks Ended June 29, 2024	Twenty-six Weeks Ended July 1, 2023
Reconciliation to Adjusted Net Income
Net income (loss)	$12,535	$4,545	$11,043	$(4,587)
Remove adjusting items (1)	5,225	7,807	12,659	14,627
Remove amortization expense	15,249	15,578	30,503	31,150
Remove tax benefit on adjusting items and amortization expense (2)	(1,544)	(2,190)	(3,780)	(3,851)
Adjusted Net Income	$31,465	$25,740	$50,425	$37,339

Reconciliation to Adjusted Diluted Earnings per Share
Diluted Earnings per Share	$0.06	$0.02	$0.06	$(0.02)
Remove adjusting items (1)	0.03	0.04	0.06	0.07
Remove amortization expense	0.08	0.08	0.15	0.16
Remove tax benefit on adjusting items and amortization expense (2)	(0.01)	(0.01)	(0.02)	(0.02)
Adjusted Diluted Earnings per Share	$0.16	$0.13	$0.25	$0.19

Reconciliation to Adjusted Diluted Shares Outstanding
Diluted Shares, as reported	198,420	195,528	198,037	194,596
Non-GAAP dilution adjustments:
Dilutive effect of stock options and awards	—	—	—	865
Adjusted Diluted Shares	198,420	195,528	198,037	195,461
Note: Adjusted EPS may not add due to rounding.
(1)Please refer to "Reconciliation of Adjusted EBITDA" table above for additional information on adjusting items. See "Per share impact of Adjusting Items" table below for the per share impact of each adjustment.
(2)We have calculated the income tax effect of the non-GAAP adjustments shown above at the applicable statutory rate of 25.1% for the U.S. and 26.2% for Canada except for the following items:
a.The tax impact of stock compensation expense was calculated using the statutory rate of 25.1%, excluding certain awards that are non-deductible.
b.The tax impact of acquisition and integration expense was calculated using the statutory rate of 25.1%, excluding certain charges that were non-deductible.
c.Amortization expense for financial accounting purposes was offset by the tax benefit of deductible amortization expense using the statutory rate of 25.1%.
(3)Diluted shares on a GAAP basis for thirteen and twenty-six weeks ended June 29, 2024 include the dilutive impact of 2,345 and 2,316 options and awards, respectfully. Diluted shares on a GAAP basis for the thirteen weeks ended July 1, 2023 include the dilutive impact of 884 options and awards.

Per Share Impact of Adjusting Items

	Thirteen Weeks Ended June 29, 2024	Thirteen Weeks Ended July 1, 2023	Twenty-six Weeks Ended June 29, 2024	Twenty-six Weeks Ended July 1, 2023
Stock compensation expense	$0.02	$0.02	$0.03	$0.03
Restructuring and other costs	0.00	0.01	0.01	0.01
Litigation expense	—	—	—	0.00
Transaction and integration expense	0.00	0.00	0.00	0.01
Change in fair value of contingent consideration	0.00	0.01	0.00	0.02
Refinancing costs	—	—	0.02	$—
Total adjusting items	$0.03	$0.04	$0.06	$0.07
Note: Adjusting items may not add due to rounding.
Reconciliation of Net Debt
We define Net Debt as reported gross debt less cash on hand. Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company believes that Net Debt provides further insight and comparability into liquidity and capital structure. The following is the calculation of Net Debt:

	June 29, 2024	December 30, 2023
Revolving loans	$—	$—
Senior term loan, due 2028	747,597	751,852
Finance leases and other obligations	11,759	9,097
Gross debt	$759,356	$760,949
Less cash	54,016	38,553
Net debt	$705,340	$722,396
Reconciliation of Free Cash Flow
We calculate free cash flow as cash flows from operating activities less capital expenditures. Free cash flow is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. We believe free cash flow is an important indicator of how much cash is generated by our business operations and is a measure of incremental cash available to invest in our business and meet our debt obligations.

	Twenty-six Weeks Ended June 29, 2024	Twenty-six Weeks Ended July 1, 2023
Net cash provided by operating activities	$76,476	$115,046
Capital expenditures	(40,078)	(37,029)
Free cash flow	$36,398	$78,017

Source: Hillman Solutions Corp.
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